                                                                     Exhibit 2.1



                  LOAN, SETTLEMENT AND ACQUISITION AGREEMENT

                      Dated effective as of May 31, 2000

                                 By and Among

                        CROSBY CAPITAL, LLC, as Lender

                                      and


                             AVIVA PETROLEUM INC.
                              AVIVA AMERICA, INC.
                              AVIVA OPERATING CO.
                             AVIVA OVERSEAS, INC.
                               NEO ENERGY, INC.
                            GARNET RESOURCES CORP.
                              ARGOSY ENERGY, INC.
                                      and
                          ARGOSY ENERGY INTERNATIONAL

                             as the Aviva Parties

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.        LOAN RESTRUCTURING......................................   8

 Section 1.01     Cancellation of Indebtedness............................   8
 Section 1.02     Cancellation of Fees....................................   8
 Section 1.03     Transfer of Securities..................................   8

ARTICLE II.       ARGOSY INTERNATIONAL MATTERS............................   8

 Section 2.01     Transfer of Interest in Argosy International............   8
 Section 2.02     No Release of Security Interests........................   8
 Section 2.03     Release of Intercompany Indebtedness....................   9
 Section 2.04     Allocation of Cancellation of Debt Income...............   9
 Section 2.05     Argosy Energy Matters...................................   9
 Section 2.06     Argosy International Tax Filings........................   9
 Section 2.07     Argosy International Books and Records..................   9

ARTICLE III.      AMENDED AND RESTATED NEO NOTE AND AVIVA AMERICA
                  MATTERS.................................................  10

 Section 3.01     Amended and Restated Neo Note...........................  10
 Section 3.02     Ratification of Liens, Guarantees and Security Interests  11
 Section 3.03     Breton Sound Farmout....................................  11

ARTICLE IV.       AVIVA OVERSEAS MATTERS..................................  11

 Section 4.01     Services Agreement......................................  11
 Section 4.02     Transfers to Aviva Overseas.............................  12
 Section 4.03     Aviva Operating New Guaranty and New Security Interest..  12

ARTICLE V.        CLOSING.................................................  12

 Section 5.01     Closing.................................................  12
 Section 5.02     Closing Deliveries by Aviva Parties.....................  12
 Section 5.03     Closing Deliveries by Lender............................  13

ARTICLE VI.       REPRESENTATIONS AND WARRANTIES OF AVIVA PARTIES.........  13

 Section 6.01     No Default..............................................  13
 Section 6.02     Organization and Good Standing..........................  13
 Section 6.03     Authorization...........................................  14
 Section 6.04     No Conflicts or Consents................................  14
 Section 6.05     Enforceable Obligations.................................  14
 Section 6.06     Financial Statements....................................  14
 Section 6.07     Other Obligations and Restrictions......................  15
 Section 6.08     Full Disclosure.........................................  15
 Section 6.09     Litigation..............................................  15
 Section 6.10     ERISA Liabilities.......................................  16
 Section 6.11     Environmental and Other Laws............................  16
 Section 6.12     Names and Places of Business............................  18

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
 Section 6.13     Parent's Subsidiaries...................................  18
 Section 6.14     Title to Properties and Partnership Interests...........  18
 Section 6.15     Distributions from Colombia.............................  19
 Section 6.16     Effectiveness of Ecopetrol Contract.....................  19
 Section 6.17     Leases on Breton Sound Project..........................  19
 Section 6.18     US Payables.............................................  19

ARTICLE VII.      REPRESENTATIONS AND WARRANTIES OF LENDER................  19

 Section 7.01     Organization and Good Standing..........................  19
 Section 7.02     Authorization...........................................  19
 Section 7.03     No Conflicts or Consents................................  19
 Section 7.04     Enforceable Obligations.................................  20

ARTICLE VIII.     SPRING BACK RIGHT.......................................  20

 Section 8.01     Challenge by Aviva Party................................  20
 Section 8.02     Challenge by Third Party................................  20
 Section 8.03     Effect of Spring Back...................................  20

ARTICLE IX.       OPTION TO PURCHASE LENDER'S POSITION....................  21

 Section 9.01     Option; Purchase Price..................................  21
 Section 9.02     Notice..................................................  21
 Section 9.03     Return of Partnership Interests and Net Profits Interest  21

ARTICLE X.        COVENANTS, AGREEMENTS AND RELEASE.......................  22

 Section 10.01    Covenants of Aviva Parties..............................  22
 Section 10.02    Current Information.....................................  22
 Section 10.03    Permits, Authorizations or Consents of Governmental
                  Authorities.............................................  22
 Section 10.04    Public Announcements....................................  22
 Section 10.05    Exclusivity.............................................  22
 Section 10.06    Release.................................................  23

ARTICLE XI.       INDEMNITY OBLIGATIONS...................................  23

 Section 11.01    Indemnification Obligations of the Aviva Parties........  23
 Section 11.02    Claims..................................................  24
 Section 11.03    Defense by Indemnifying Party...........................  24
 Section 11.04    Notice..................................................  25
 Section 11.05    Negligence of Indemnified Party.........................  25

ARTICLE XII.      CLOSING CONDITIONS......................................  25

 Section 12.01    Closing Conditions of Lender............................  25
 Section 12.02    Closing Conditions of Aviva Parties.....................  26

ARTICLE XIII.     INTENTIONALLY DELETED...................................  27

ARTICLE XIV.      MISCELLANEOUS...........................................  27

 Section 14.01    Construction............................................  27
 Section 14.02    Notices.................................................  27

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
 Section 14.03    Assignment..............................................  27
 Section 14.04    No Third Party Beneficiaries............................  28
 Section 14.05    Amendments and Waivers..................................  28
 Section 14.06    Survival................................................  28
 Section 14.07    Remedies................................................  28
 Section 14.08    Binding Nature of Agreement.............................  28
 Section 14.09    Expenses................................................  28
 Section 14.10    Entire Agreement........................................  29
 Section 14.11    Severability............................................  29
 Section 14.12    Counterparts............................................  29
 Section 14.13    Section Headings........................................  29
 Section 14.14    Legal Fees and Expenses.................................  29
 Section 14.15    Drafting................................................  29
 Section 14.16    Definitions.............................................  29
 Section 14.17    Press Release...........................................  30
 Section 14.18    Further Assurances......................................  30
 Section 14.19    Agreement Not a Loan Document...........................  30

ARTICLE XV.       ARBITRATION.............................................  31

 Section 15.01    Agreement to Arbitrate..................................  31
 Section 15.02    Notice of Arbitration...................................  31
 Section 15.03    Selection of Arbitrator.................................  31
 Section 15.04    Award Final.............................................  31
 Section 15.05    Availability of Injunctive Relief.......................  31

ARTICLE XVI.      SUBMISSION TO JURISDICTION; AGENT FOR SERVICE...........  32

EXHIBITS
--------

Exhibit A - Amended and Restated Neo Note
Exhibit B - Net Profits Agreement
Exhibit C - Mortgage
Exhibit D - Services Agreement
Exhibit E - Consent Agreement
Exhibit F - Guaranty
Exhibits G-1 through G-6 - Assignment and Assumption Agreement
Exhibit H - Pledge Agreement
Exhibit I - Third Amendment to Second Amended and Restated Partnership Agreement Exhibit J - Fourth Amendment to Second Amended and Restated Partnership
            Agreement
Exhibit K - Form of Press Release

                  LOAN, SETTLEMENT AND ACQUISITION AGREEMENT

     This Loan, Settlement and Acquisition Agreement is made effective as of the 31st day of May, 2000, by and among Crosby Capital, LLC, a Texas limited liability company ("Lender"), Aviva Petroleum Inc., a Texas corporation ("Parent"), Aviva America, Inc., a Delaware corporation ("Aviva America"), Aviva Operating Co., a Delaware corporation ("Aviva Operating"), Aviva Overseas, Inc., a Delaware corporation ("Aviva Overseas"), Neo Energy, Inc., a Texas corporation ("Neo"), Garnet Resources Corp., a Delaware corporation ("Garnet"), Argosy Energy, Inc., a Delaware corporation ("Argosy Energy"), and Argosy Energy International, a Utah limited partnership ("Argosy International"). Parent, Aviva America, Aviva Operating, Aviva Overseas, Neo, Garnet, Argosy Energy and Argosy International are referred to collectively herein as the "Aviva Parties."


                                R E C I T A L S

     1. On October 28, 1998, Neo, along with other related parties, entered into a Restated Credit Agreement with ING (U.S.) Capital Corporation ("ING") as lender and as administrative agent, pursuant to which Neo executed and delivered that certain promissory note in the original principal amount of $9,000,000 in favor of ING (the "Neo Note"). As of the date hereof, the aggregate unpaid principal of the Neo Note is $8,730,000, and the accrued but unpaid interest on such Neo Note is $977,831 resulting in a balance owed of $9,707,831.

     2. Argosy International and Texas Commerce Bank National Association (now known as Chase Bank of Texas, National Association) ("Chase")have heretofore entered into that certain Loan Agreement dated as of August 3, 1994, pursuant to which Argosy International executed and delivered that certain promissory note in the original principal amount of $4,400,000 and that certain promissory note in the original principal amount of $4,800,000 (together, the "Argosy Notes"). As of the date hereof, the aggregate unpaid principal of the Argosy Notes is approximately $5,820,000 and the accrued but unpaid interest on such Argosy Notes is $575,233 resulting in a balance owed of $6,395,233. The Neo Note and the Argosy Notes are referred to herein collectively as the "Notes."

     3. Argosy International and the Overseas Private Investment Corporation, an agency of the government of the United States of America ("OPIC"), entered into that certain Finance Agreement dated as of May 5, 1994 (as heretofore amended, the "OPIC Finance Agreement"), pursuant to which OPIC guaranteed the payment when due of the Argosy Notes and pursuant to which Argosy International agreed to reimburse OPIC for any amount paid by OPIC under the OPIC Guaranty of the Argosy Notes. The indebtedness under the OPIC Finance Agreement and the Credit Agreement is secured by the Collateral under, and receives the benefit of the other agreements contained in, the Financing Documents (as defined in the OPIC Finance Agreement).

     4. On October 28, 1998, Neo, Garnet, Argosy Energy, Argosy International and other related parties entered into a Joint Finance and Intercreditor Agreement (the "Intercreditor Agreement"), with ING, Chase Bank of Texas National Association, and OPIC, as creditors, and ING as Collateral Agent.

     5. Pursuant to the OPIC Finance Agreement, on September 1, 1999, OPIC acquired the Argosy Notes when OPIC made payment under an OPIC guaranty to Chase of the Argosy Notes.

     6. In addition to perfection of security interests accomplished by ING and OPIC, or their successors, in connection with the Notes, ING as Collateral Agent on behalf of the Creditors under the Intercreditor Agreement, has filed UCC Financing Statements or has otherwise perfected its own and OPIC's security interests in, among others, the following collateral: the oil, gas & other mineral interests in the State of Louisiana of the Aviva Parties, the shares of capital stock of Aviva America, Neo, Garnet and Argosy Energy; the partnership interests of Neo, Garnet, and Argosy Energy in Argosy International; and the assets of Argosy International in Colombia.

     7. Pursuant to Lender's purchase of the Notes from ING and OPIC on May 1, 2000, Lender has now succeeded to all of ING's and OPIC's rights under the Notes, the Intercreditor Agreement and all related documents, and has received assignments of each of the foregoing perfected security interests.

     8. The Aviva Parties are in default under the Notes and the Loan Documents (as defined in the Intercreditor Agreement), including without limitation as follows: the Aviva Parties are not in compliance with certain covenants under the Loan Documents, and have defaulted on the payment of (a) principal in the amount of $5.7 million due on April 30, 1999, (b) subsequent monthly payments of principal in the amount of $281,250 per month (an aggregate of $7,950,000 through December 31, 1999), and (c) unpaid interest for 1999, for a total unpaid balance for 1999 in the amount of $8,664,000.

     9. The Aviva Parties are unable to pay the outstanding unpaid balance which is in arrears, and are also unable to pay the future minimum monthly principal payments of $281,250 due through December 31, 2001.

     10. Lender has properly notified the Aviva Parties of the default under the Notes, and Lender and the Aviva Parties have been engaged in negotiations relative to those defaults.

     11. In accordance with the terms hereof, the guarantees of the Aviva Parties provided pursuant to the Loan Documents will guarantee performance under the Amended and Restated Neo Note (as hereinafter defined) and the other Obligations (as hereinafter defined), and consequently the restructuring in accordance with this Agreement provides a direct benefit to such guarantors.

     12. The parties hereto desire to settle any dispute relating to the defaults and restructure the Notes on the terms and conditions described below.


                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                        Article I.  Loan Restructuring

Section 1.01  Cancellation of Indebtedness

     On the Closing Date, the Lender shall cancel $13,353,064 in debt, consisting of cancellation of (i) all accrued interest and principal under the Argosy Notes of $6,395,233, and (ii) principal and all accrued interest under the Neo Note of $6,957,831. After such cancellation, $2,750,000 of outstanding principal shall remain under the Neo Note, which amount shall be restructured and repaid as provided in Article 3 below.
                          ---------

Section 1.02  Cancellation of Fees

     On the Closing Date, the Lender shall release the Aviva Parties from their obligation to reimburse Lender for legal fees and other expenses through Closing, including without limitation payment of legal fees to Thompson & Knight.

Section 1.03  Transfer of Securities

     On the Closing Date the Lender shall transfer and deliver to Parent Lender's right to purchase 1,500,000 shares of the Parent's common stock (the "Warrant Rights"), and certificates evidencing ownership of 1,200,000 shares of the Parent's common stock; provided, however, that the transfer of the Warrant Rights shall be evidenced by an assignment of such Rights together with an affidavit of lost warrant, in a form reasonably acceptable to the Aviva Parties and Lender. Such transfers shall be as-is, where-is, without any representation or warranty whatsoever.

                   Article II.  Argosy International Matters

Section 2.01  Transfer of Interest in Argosy International

     Effective as of June 1, 2000, in consideration for and after the cancellation of debt under Sections 1.01 and 1.02, each of Neo, Garnet and
                           -------------     ----
Argosy Energy shall assign, grant, transfer, set over, confirm and deliver to Lender all of its right, title and interest in and to its partnership interests in Argosy International, including but not limited to, its right, title and interest in and to the properties (real and personal), capital, cash flow distributions and profits and losses of Argosy International which are allocable to such partnership interest (collectively, the "Partnership Interests"). To the extent any of the Aviva Parties have any power or authority to do so, at the request of Lender, each of them shall cause Lender or Lender's designee to become the General Partner of Argosy International.

Section 2.02  No Release of Security Interests

     Notwithstanding the cancellation of certain of the obligations under the Argosy Notes and Neo Notes contemplated in Article 1 hereof, Lender shall not
                                           ---------
release and shall keep in full force and effect the security interests granted by the Aviva Parties to Lender under the Notes and the Intercreditor Agreement, which security interests shall secure the obligation of the Aviva Parties hereunder, including, but not limited to, the obligations of the Aviva Parties under the Amended and Restated Neo Note. Pursuant to the terms and conditions of Section 3.01(b), Lender shall, if
   ---------------
required pursuant to Section 3.01(b), assign the Loan Documents and, as limited
                     ---------------
by Section 3.01(b), the underlying security interests to Parent in conjunction
   ---------------
with receipt of the NPI (as hereinafter defined).

Section 2.03  Release of Intercompany Indebtedness

     On the Closing Date, Argosy International shall release all intercompany indebtedness owed by any of the other Aviva Parties to Argosy International through the Closing Date.

Section 2.04  Allocation of Cancellation of Debt Income

     The parties hereto hereby acknowledge and agree that it is a condition of Lender entering into this Agreement and taking the actions contemplated herein that any cancellation of debt income realized by Argosy International that arises pursuant to the cancellation of debt under Sections 1.01 and 1.02 shall
                                                  -------------     ----
be allocated to Neo, Garnet and Argosy Energy. Accordingly, the parties hereby agree (i) that the cancellation of debt under Sections 1.01 and 1.02 shall occur
                                              -------------     ----
prior to the transfer of the Partnership Interests to Lender under Section 2.01,
                                                                   ------------
and (ii) immediately after the cancellation of debt under Sections 1.01 and
                                                          -------------
1.02, but prior to the transfer of the Partnership Interests to Lender under
----
Section 2.01, Argosy International shall use an interim closing of the books to
------------
allocate all items of income, gain, loss and deduction that arise prior to the transfer of the Partnership Interests to Lender under Section 2.01, including,
                                                      ------------
without limitation, any cancellation of debt income realized by Argosy International pursuant to the cancellation of debt under Sections 1.01 and 1.02,
                                                         -------------     ----
to Neo, Garnet and Argosy Energy. Notwithstanding any other provision of this Agreement, the parties shall take any and all such actions necessary to cause Argosy International to maintain its books and records in accordance with the intent of this paragraph.

Section 2.05  Argosy Energy Matters

     Argosy Energy shall assign any and all of the rights to its name to Lender or Lender's assignee. Additionally, at the request of Lender, Garnet shall assign the stock of Argosy Energy and Argosy Petroleum Company, S.A. to Lender or Lender's assignee. In the event Lender does not require a transfer of the stock of Argosy Petroleum, S.A., Garnet shall change the name of Argosy Petroleum, S.A. to a name that does not use the word "Argosy," within 30 days of request of Lender.

Section 2.06  Argosy International Tax Filings

     Lender and/or Lender's assignee shall be responsible for filing tax returns and other tax filings for Argosy International after tax year 1998.

Section 2.07  Argosy International Books and Records

     Upon transfer of the Partnership Interests to Lender, the Aviva Parties shall deliver any and/or all Argosy International books and records requested by Lender to Lender and/or Lender's assignee.

     Article III.  Amended and Restated Neo Note and Aviva America Matters

Section 3.01  Amended and Restated Neo Note

     (a) On the Closing Date, Neo shall execute and deliver to Lender a promissory note in the form attached hereto as Exhibit A in the principal amount
                                               ---------
of $2,750,000 (the "Amended and Restated Neo Note"), which shall be an extension and renewal of the current Neo Note, and will continue to be secured as contemplated in the Intercreditor Agreement.

     (b) For the consideration and subject to the conditions hereinafter specified, Lender grants to Parent the option to acquire all of Lender's right, title and interest in and to the Amended and Restated Neo Note and the underlying Loan Documents (collectively, the "Neo Debt and Collateral"). The following terms and conditions shall govern Parent's rights to exercise this option:

     (i) The consideration for the exercise of the option shall be the assignment to Lender or its designee of a fifteen percent (15%) net profits interest (the "NPI") in any new wells in Aviva America's Breton Sound Project, as more particularly described in the Disclosure Schedule (the "Breton Sound Project") pursuant to the form of the Net Profits Agreement attached hereto as Exhibit B (the
                                                                 ---------
            "Net Profits Agreement"), with Aviva America's obligations under said Net Profits Agreement being secured by a mortgage on production from New Wells (as defined in the Net Profits Agreement), substantially in form attached hereto as Exhibit C (the "Mortgage").
                                                     ---------

     (ii) The option granted to Parent in this Section 3.01(b) must be exercised by Parent (x) no earlier than the Designated Date (as hereinafter defined) and (y) no later than December 31, 2001. "Designated Date" shall mean the earlier of the effective date of a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code for Aviva America, or one year and one day after the settlement, payment or other final resolution, to the satisfaction of Lender in its reasonable discretion, of all debts, liabilities and claims (as "claims" are defined in the United State Bankruptcy
            Code), whether or not contingent, of Aviva America in excess of an aggregate of $50,000, including without limitation final settlement of the lawsuit styled Pogo Producing Company v. Aviva America, Cause
                                  ---------------------------------------
            No. 199-43167, other than ordinary and necessary operating expenses incurred in the ordinary course of business.

     (iii) The option granted to Parent in this Section 3.01(b) can only be exercised by Parent if at the time of exercise of such option, the Aviva Parties are not in material default under the terms of this Agreement.

     (iv) Upon Parent's timely exercise of the option granted in this Section 3.01(b), Parent shall assign, or cause to be assigned to Lender or its designee the NPI pursuant to the terms of the Net Profits Agreement, which NPI shall be secured by the Mortgage, and Lender shall contemporaneously therewith assign to Parent or its designee all of Lender's right, title and interest in and to the Neo Debt and

            Collateral under the Loan Documents; provided that, immediately prior to the transfer of the Neo Debt and Collateral to Parent or its designee, Lender shall release all security interests and Liens under the Loan Documents in (x) the Partnership Interests and assets of Argosy International, (y) the stock and assets of Argosy Energy and (z) the NPI being assigned to Lender.

     (v) Parent or such designee shall subordinate its security interests in the Breton Sound Project to those of Lender upon transfer of the underlying Loan Documents to Parent, pursuant to a subordination agreement in form and substance reasonably acceptable to Lender and its counsel.

Section 3.02  Ratification of Liens, Guarantees and Security Interests

     As part of the consideration for the transactions contemplated by this Agreement, each of the Aviva Parties hereto waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that it may have to contest (a) any provision of the Loan Documents; (b) any lien or security interest of Lender in any property, whether real or personal, tangible or intangible, or any right or other interest now, heretofore or hereafter arising in connection with the Collateral securing the payment and performance by the Aviva Parties of the Amended and Restated Neo Note, the Notes, any obligations or liabilities of the Aviva Parties under this Agreement, and any obligations related to any of the foregoing (collectively, the "Obligations");
(c) the actions and inactions of the current and previous Creditors in administering the Loan Documents, including without limitation, the guarantees provided by the Aviva Parties, as the case may be, the financing agreements thereunder, or any previous financing arrangements involving any of the Aviva Parties or any of the current or prior Creditors (collectively, the "Previous Financing Arrangements"); or (d) the rights of Lender under the Loan Documents to all of the profits, proceeds and other benefits from the Collateral securing the payment and performance by the Aviva Parties of the Obligations.

Section 3.03  Breton Sound Farmout

     In the event Aviva America farms out the Breton Sound Project, Lender hereby consents to subordinating its liens and security interests in the Breton Sound Project to the interests of the party to whom the Breton Sound Project is farmed out; provided, that such consent is made pursuant to a consent substantially in the form attached hereto as Exhibit E.

                      Article IV.  Aviva Overseas Matters

Section 4.01  Services Agreement

     To assist Lender in maximizing the value of its Partnership Interests, at Closing Lender and Aviva Overseas shall enter into a Services Agreement substantially in the form attached hereto as Exhibit D (the "Services
                                             ---------
Agreement"), pursuant to which Aviva Overseas will provide certain services to Lender in administering Lender's Colombian assets.

Section 4.02  Transfers to Aviva Overseas

     As a further part of the restructuring of Argosy International and to assist the Lender in maximizing the value of its Partnership Interests, effective as of June 1, 2000, Lender shall assign and transfer 22.1196% of the Partnership Interests (in the form of a limited partner interest) to Aviva Overseas. In addition, upon Lender having received an amount equal to $3,500,000 plus interest on the outstanding balance thereof remaining to be recovered from time to time from the Closing Date at the Prime Rate as published in the Wall Street Journal from time to time, plus 1%, compounded quarterly, in distributions from Argosy International, Lender shall transfer an additional 7.5% of the Partnership Interests (in the form of a limited partner interest) to Aviva Overseas.

Section 4.03  Aviva Operating New Guaranty and New Security Interest

     Aviva Overseas shall enter into a guaranty in respect of the performance by the Aviva Parties of the Obligations in the form attached hereto as Exhibit F (the "Guaranty"), and shall grant to Lender a security interest in its Argosy International partnership interests assigned to it to secure such guaranty (the "Aviva Overseas Security Interest"). Provided that the Aviva Partners are in material compliance with the terms and provisions of this Agreement, Lender shall release the Aviva Overseas Security Interest on the fourth anniversary of the Closing.

                              Article V.  Closing

Section 5.01  Closing

     The closing of the transactions herein contemplated (the "Closing") shall, unless another date, time or place is agreed to in writing by the parties hereto, take place at 10:00 a.m., local time, on or before June 8, 2000 (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Suite 1100, Dallas, Texas 75201.

Section 5.02  Closing Deliveries by Aviva Parties

     At the Closing, the Aviva Parties shall deliver the following:

     (a) Executed Assignment and Assumption Agreements in the forms attached hereto as Exhibits G-1 through G-6 (the "Assignment and Assumption Agreement");
          ------------------------

     (b) An executed Pledge Agreement for the Aviva Overseas Security Interest in the form attached hereto as Exhibit H (the "Pledge Agreement");
                               ---------

     (c) An executed Third Amendment to Second Amended and Restated Limited Partnership Agreement of Argosy International in the form attached hereto as
Exhibit I (the "Third Amended Partnership Agreement");
---------

     (d) An executed Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of Argosy International in the form attached hereto as Exhibit J;
---------

     (e) An executed Services Agreement;

     (f) The executed Amended and Restated Neo Note;

     (g)  An executed Guaranty; and

     (h) Such other documents and instruments as Lender may reasonably request.
Section 5.03  Closing Deliveries by Lender

     At Closing, Lender shall deliver the following:

     (a) The Affidavit of Lost Warrant and an Assignment of Lender's rights to the Lost Warrant;

     (b) The Parent Shares, suitably endorsed in blank for transfer;

     (c) Evidence of cancellation of the Notes to the extent set forth in this Agreement;

     (d) Executed Assignment and Assumption Agreements;

     (e) An executed Pledge Agreement; and

     (f) An executed Services Agreement.

         Article VI.  Representations and Warranties of Aviva Parties

     Each of the Aviva Parties jointly and severally represents and warrants as follows:

Section 6.01  No Default

     Except as set out in this Agreement and as set forth in the Disclosure Schedule, no Aviva Party is in default in the performance of any of the covenants and agreements contained in any Loan Document. Except as set out in this Agreement and as set forth in the Disclosure Schedule, no event has occurred and is continuing which constitutes a Default.

Section 6.02  Organization and Good Standing

     Each Aviva Party which is a corporation, limited liability company or partnership is organized, existing and in good standing under the laws of its state of organization, having all corporate, limited liability company or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Aviva Party is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States or Colombia wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary or required by law. Each such Aviva Party has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States or Colombia wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 6.03  Authorization.

     Each Aviva Party which is a corporation, limited liability company or partnership has duly taken all corporate, limited liability company or partnership action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations hereunder.

Section 6.04  No Conflicts or Consents.

     The execution and delivery by the various Aviva Parties of this Agreement, the performance by each of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with any provision of (l) any domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Aviva Party, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon any Aviva Party, (ii) result in the acceleration of any Debt owed by any Aviva Party, or
(iii) result in or require the creation of any Lien upon any assets or properties of any Aviva Party except as expressly contemplated herein or in the Loan Documents. Except as set forth in the Disclosure Schedule, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Aviva Party hereunder or to consummate any transactions contemplated hereby.

Section 6.05  Enforceable Obligations.

     Each of this Agreement and the other agreements contemplated hereby is, or upon execution will be, the legal, valid and binding obligations of each Aviva Party which is a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors rights.

Section 6.06  Financial Statements.

     The Financial Statements fairly present Parent's consolidated financial position at the respective dates thereof for the Aviva Parties specified therein and the results of operations for the Aviva Parties specified therein and consolidated cash flows for the respective periods thereof for the Aviva Parties specified therein, subject to normal immaterial year end adjustments. Since the date of the audited annual Financial Statements no material adverse change has occurred in any Aviva Party's individual financial condition or businesses or in Parent's consolidated financial condition or businesses, except as reflected in the Disclosure Schedule. All Financial Statements were prepared in accordance with GAAP. "Financial Statements" shall mean the audited financial statements of Parent at and for the year ended December 31, 1999. The Argosy Financial Statements fairly present Argosy International's position and the results of operations for Argosy International for the four month period ended April 30, 2000, subject to normal immaterial year end adjustments. Since the date of the Argosy Financial Statements, no material adverse change has occurred in Argosy International's financial condition or business. The Argosy Financial Statements were prepared in accordance with GAAP, except that the statements do not include any information that would be contained in footnotes to financial statements prepared in accordance with GAAP. The "Argosy Financial Statements" shall mean the unaudited interim balance sheet and income statement for Argosy International at and for the four month period ended April 30, 2000 provided to Lender by facsimile on June 8, 2000.

Section 6.07  Other Obligations and Restrictions.

     Other than the Notes, no Aviva Party has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to any individual Aviva Party or material with respect to Parent's consolidated financial condition which is not shown in the Financial Statements or disclosed in the Disclosure Schedule. Except as shown in the Financial Statements or disclosed in the Disclosure Schedule, no Aviva Party is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of any individual Aviva Party or of Parent on a consolidated basis.

Section 6.08  Full Disclosure.

     No certificate, statement or other information delivered herewith or heretofore by any Aviva Party to Lender in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Aviva Party (other than industry-wide risks normally associated with the types of businesses conducted by the Aviva Parties) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Aviva Party (other than industry-wide risks normally associated with the types of businesses conducted by the Aviva Parties) that has not been disclosed to Lender in writing which could materially and adversely affect any individual Aviva Party's properties, business, prospects or condition (financial or otherwise) or Parent's consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Aviva Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 6.09  Litigation.

     Except as disclosed in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Aviva Party threatened, against any Aviva Party before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may adversely affect any individual Aviva Party or, on a consolidated basis, Parent and its properly consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Aviva Party to enter into this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Aviva Party or any Aviva Party's stockholders, partners, directors or officers which have or may have any such effect.

Section 6.10  ERISA Liabilities.

     No Aviva Party sponsors, maintains, or is required to contribute to, or has any other absolute or contingent liability in respect of any employer benefit plan that is subject to Title IV of ERISA or any "multiemployer plan" as defined in Section 4001 of ERISA.

Section 6.11  Environmental and Other Laws.

     As used in this subsection: "CERCLA" means the Comprehensive Environmental
                                  ------
Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means
                                                               -------
the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the
                                                         -------
meaning given such term in 42 U.S.C. (S) 960 1(22). Except as set forth in the Disclosure Schedule:

          (i) the Aviva Parties are conducting their businesses in material compliance with all applicable federal, state and local laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses. Each Aviva Party is in material compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospects of any Aviva Party.

          (ii) no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental agency or entity or any other Person with respect to (1) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Aviva Party or on any property owned by any Aviva Party, (2) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (3) any alleged failure by any Aviva Party to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

          (iii) no Aviva Party otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

          (iv) no Aviva Party has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Aviva Party to an extent that such handling has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Aviva Party; and

               (1) no PCBs are or have been present at any properties now or previously owned or leased by any Aviva Party;

               (2) no asbestos is or has been present at any properties now or previously owned or leased by any Aviva Party;

               (3) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Aviva Party for which any Aviva Party may be liable;

               (4) during any Aviva Party's ownership or tenancy thereof, and, to the best knowledge of the Aviva Parties, prior to any Aviva Party's ownership or tenancy thereof, no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Aviva Party;

               (5) during any Aviva Party's ownership or tenancy thereof, and, to the best of each Aviva Party's knowledge, prior to any Aviva Party's ownership or tenancy thereof, no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Aviva Party to an extent that such release has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Aviva Party.

          (v) no Aviva Party has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Aviva Party for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including claims under CERCLA.

          (vi) No Hazardous Material generated by any Aviva Party has been recycled, treated, stored, disposed of or released by any Aviva Party at any location other than those listed in Disclosure Schedule.

          (vii) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Aviva Party (and to the best knowledge of each Aviva Party, no such notification has been filed with respect to any Aviva Party by any other Person), and no property now or previously owned or leased by any Aviva Party is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

          (viii) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Aviva Party, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Aviva Party be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

          (ix) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Aviva Party in relation to any properties or facility now or previously owned or leased by any Aviva Party which have not been made available to each Lender.

Section 6.12  Names and Places of Business.

     No Aviva Party has, during the preceding five years, had, been known by, or used any other corporate, partnership, trade, or fictitious name, including names of predecessor companies merged into any Aviva Party, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of each Aviva Party is (and for the preceding five years have been) located at the address of Parent set out on the signature page to the Intercreditor Agreement. Except as indicated in the Disclosure Schedule, no Aviva Party has any other office or place of business.

Section 6.13  Parent's Subsidiaries.

     The ownership of each Aviva Party is set forth on the Disclosure Schedule. No Aviva Party has any Subsidiary or owns any stock in any other corporation or association except those listed in the Disclosure Schedule. No Aviva Party is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. As of the date hereof Parent owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule. No inactive Subsidiary has any material property, asset right or franchise of any kind whatsoever (whether tangible or intangible, real or personal, fixed or contingent). Each inactive Subsidiary is currently inactive and not conducting any business or operations.

Section 6.14  Title to Properties and Partnership Interests.

     Except as set forth on the Disclosure Schedule, each Aviva Party has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Liens in favor of Lender and free and clear of all impediments to the use of such properties and assets in such Aviva Party's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Neo, Garnet and Argosy Energy are the lawful owners of the Partnership Interests in the percentages disclosed in the Disclosure Schedule, free and clear of all Liens other than Liens in favor of Lender. As of December 31, 1999, Neo, Garnet and Argosy Energy had the capital account balances set forth on the Disclosure Schedule.

Section 6.15  Distributions from Colombia

     Since January 1, 2000, Argosy International or other Aviva Parties have received in the aggregate $2,283,878.13 from Empresa Colombiana de Petroleos, the Colombian national oil company ("Ecopetrol"). In addition, since January 1, 2000, Argosy International has disbursed to the other Aviva parties $734,895.

Section 6.16  Effectiveness of Ecopetrol Contract

     The Joint Operating Agreement between Argosy International and Ecopetrol is in full force and effect, and no party is currently in default thereunder.
There is no basis for any party thereto to claim that any party is currently in default thereunder.

Section 6.17  Leases on Breton Sound Project

     The list of leases set forth on Exhibit A to the Net Profits Agreement is true, correct and complete.

Section 6.18  US Payables

     Notwithstanding any financial information previously disclosed to Lender, Argosy International does not have payables payable in United States Dollars (i) to Ecopetrol in excess of $15,000 or (ii) to any other person in excess of $10,000.

            Article VII.  Representations and Warranties of Lender

Section 7.01  Organization and Good Standing

     Lender is a limited liability company organized, existing and in good standing under the laws of the State of Texas, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.

Section 7.02  Authorization.

     Lender has duly taken all actions necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations hereunder.

Section 7.03  No Conflicts or Consents.

     The execution and delivery by Lender of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not conflict with any provision of (i) the Regulations of Lender, or (ii) any material agreement, judgment, license, order or permit applicable to or binding upon Lender. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Lender hereunder or to consummate any transactions contemplated hereby.

Section 7.04  Enforceable Obligations.

     Each of this Agreement and the other agreements contemplated hereby is, or upon execution will be, the legal, valid and binding obligations of Lender, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors rights.

                       Article VIII.  Spring Back Right

Section 8.01  Challenge by Aviva Party

     In the event the transactions contemplated by this Agreement are challenged by an Aviva Party after Closing in any court or arbitration proceeding, then:

     (a) Lender Indemnified Parties (as hereinafter defined) shall be indemnified from all Losses (as hereinafter defined) in connection with such challenge as set forth in Section 11.01 hereof; and
                          -------------

     (b) The Argosy Notes and Neo Note shall be reinstated and the parties hereto shall be returned to their positions immediately prior to this Agreement as contemplated by Section 8.03.
                   ------------

Section 8.02  Challenge by Third Party

     In the event the transactions contemplated by this Agreement are challenged by a person not an Aviva Party in any court or arbitration proceeding, then:

     (a) Lender Indemnified Parties (as hereinafter defined) shall be indemnified from all Losses (as hereinafter defined) in connection with such challenge as set forth in Section 11.01 hereof; and
                          -------------

     (b) In the event any such third party prevails in any material respect in such challenge, the Argosy Notes and Neo Note shall be reinstated as contemplated by Section 8.03.
                ------------

Section 8.03  Effect of Spring Back

     (a) Notwithstanding anything to the contrary herein contained, the Neo Note, the Argosy Notes, all other Loan Documents, and all related security interests and Liens shall be reinstated and shall be in full force and effect, if at any time the conditions of Section 8.01 or Section 8.02 are met, all as if
                                 ------------    ------------
this Agreement had not been consummated, except that covenants and releases in Sections 2.02 and 10.06 shall survive any termination of this Agreement. The
-------------     -----
parties hereto would then be in the same position as they would have been had this Agreement not been signed or consummated.

     (b) Notwithstanding a "spring back," the Aviva Parties shall retain their rights against any parties who may be liable for wrongfully causing the spring back.

     (c) The term "challenge" as used in this Article VIII shall include without limitation any lawsuit asserting or based on fraudulent transfer complaints under state or bankruptcy law or any action asserting or based on preference claims under bankruptcy law. For purposes of this Article VIII, a challenge by a bankruptcy trustee of Aviva America shall be considered to be a challenge by a person not an Aviva Party. A challenge by Aviva America as a debtor-in-possession shall be considered to be a challenge by an Aviva Party. A suit or arbitration proceeding by an Aviva Party to enforce its rights hereunder or a bona fide dispute by an Aviva Party over the proper interpretation of this Agreement (without challenging the Agreement itself or the transactions contemplated hereby) shall not constitute a challenge to the transactions contemplated by this Agreement.

     (d) Lender, by written notice sent within thirty days following the spring back, may waive the spring back, in which case that particular spring back will be deemed to not have occurred. A waiver of one spring back is not a waiver with respect to any other spring back or occurrence giving rise to a spring back.

               Article IX.  Option to Purchase Lender's Position

Section 9.01  Option; Purchase Price

     During the period from the Closing to the first anniversary of the Closing, the Aviva Parties may purchase the Partnership Interests held by Lender and the NPI (or the right thereto, if such right has not yet been transferred to Lender) (the "Redemption Option") from Lender for a purchase price equal to the unpaid principal on the Notes as of the Closing Date, plus interest up to and including the date of purchase (as if such Notes had been outstanding in such principal amounts for the period from the Closing to the date of purchase), less any distributions Lender received from Argosy International after Closing, and any payments Lender has received in respect of the NPI (the "Option Purchase Price").

Section 9.02  Notice

     In order to exercise the option granted in Section 9.01, the Aviva Parties
                                                ------------
must provide written notice to Lender on or prior to the first anniversary of the Closing Date that they are exercising the Redemption Option, which notice must be accompanied by a cashier's check or other immediately available funds in the amount of the Option Purchase Price.

Section 9.03  Return of Partnership Interests and Net Profits Interest

     Upon timely receipt of the notice referred to in Section 9.02 accompanied
                                                      ------------
by the Option Purchase Price in immediately available funds, Lender shall assign and convey to the Aviva Parties or their designee the Partnership Interests (subject to any conveyance made pursuant to Section 4.02) and, if applicable the NPI, free and clear of any Liens or encumbrances created by, through or under Lender, but otherwise as-is, where-is. In addition, if not previously assigned, Lender shall assign to the Aviva Parties on their designee the Amended and Restated Neo Note and any liens or security interests then held by Lender under the Loan Documents.

                 Article X.  Covenants, Agreements and Release

Section 10.01  Covenants of Aviva Parties.

     Each of the Aviva Parties shall continue to observe and perform the covenants in Annexes C and D of the ING Credit Agreement.

Section 10.02  Current Information.

     The Aviva Parties will advise Lender in writing immediately, but in any event prior to the Closing, of:

     (a) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect or the awareness of the Aviva Parties that any representation or warranty set forth herein was not accurate in all material respects when made; and

     (b) the failure of any of Aviva Parties to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. The Aviva Parties will also provide to Lender, promptly on becoming available, copies of all operating and financial reports prepared by, or in the normal conduct of business of, the Aviva Parties in connection with the Business.

Section 10.03  Permits, Authorizations or Consents of Governmental Authorities.

     On or prior to the Closing Date, the parties hereto shall obtain all permits, authorizations or consents of any governmental authorities and third parties required prior to consummation of the transactions contemplated hereby.

Section 10.04  Public Announcements.

     Prior to the Closing Date, Lender, on the one hand, and the Aviva Parties, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement to which the other party shall reasonably object, except as may be required by law or any rule or regulation or listing agreement with a securities exchange.

Section 10.05  Exclusivity.

     Until the first to occur of the Closing Date or termination of this Agreement in accordance with its terms, none of the Aviva Parties or any of their respective affiliates, directors, officers, representatives, or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or participate in any way in discussions or negotiations with, or knowingly provide any confidential information to, any corporation, partnership, person or other entity or group (other than Lender and its officers, employees and representatives) concerning (a) any acquisition or purchase of all or a material amount of the assets or partnership interests of Argosy International.

Section 10.06  Release

     As further consideration for the transactions contemplated herein, each of the Aviva Parties hereby releases, remises, acquits and forever discharges Leon
J. Backes, Robert J. Schumacher, Jay Allen Chaffee, Lender and Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, members, officers, partners, predecessors, successors and assigns (collectively, the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, know or unknown, direct and/or indirect, at law or in equity, or whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out or in any way connected to this Agreement, any Loan Documents or any Previous Financing Arrangement.

                      Article XI.  Indemnity Obligations

Section 11.01  Indemnification Obligations of the Aviva Parties.

     Each of the Aviva Parties shall jointly and severally indemnify and hold harmless Robert J. Schumacher, Leon J. Backes, Jay Allen Chaffee, Lender and their respective agents, advisors, directors, officers, employees, representatives, subsidiary and parent entities, predecessors, owners, affiliates, successors, assigns and, after the transfer of the Partnership Interests to Lender, Argosy International (collectively with Lender, the "Lender Indemnified Parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs incurred in compliance with this Article XI, reasonable attorneys' fees and any other expenses of investigating or defending any actions or threatened actions) incurred by Lender or any other Lender Indemnified Party, in connection with each and all of the following (collectively, the "Losses"):

     (a) Any breach of any representation or warranty of any Aviva Party contained herein or in any instrument delivered at the Closing by any Aviva Party;

     (b) The breach of any covenant, agreement or obligation of any Aviva Party contained in this Agreement or any other instrument contemplated by this Agreement;

     (c) Any misrepresentation contained in any written document furnished to Lender by any Aviva Party;

     (d) Subject to the provisions of Section 8.01 hereof, the challenge of this Agreement or the transactions contemplated hereby, whether by an Aviva Party or otherwise;

     (e) Any claim against Argosy International, whether by an Aviva Party or otherwise, (i) arising from or related to periods prior to the Closing Date other than claims arising out of or related to the operation of Argosy International's Colombian assets as set forth in the Disclosure Schedule, and/or
(ii) in connection with this Agreement or the transactions contemplated hereby; and

     (f) Any matter for which a Lender Indemnified Party would be entitled to indemnification under any of the Loan Documents if such Lender were a Creditor; provided, however, that this Section 11.01(f) shall expire on the Designated Date.

Section 11.02  Claims.

     Whenever any claim shall arise for indemnification, the party seeking indemnification hereunder (the "indemnified party") shall notify the party or parties from whom indemnification is sought (collectively, the "indemnifying party") of the claim pursuant to Section 11.04 hereunder and, when known, the
                                 -------------
facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim. The indemnified party shall not settle or compromise any claim by a third party for which the indemnified party is entitled to indemnification hereunder without the prior written consent of the indemnifying party (which shall not be unreasonably withheld or delayed) unless (i) suit shall have been instituted against the indemnified party and
(ii) the indemnifying party shall not have taken control of such suit as provided in Section 11.03 within 25 days after notification thereof.
            -------------

Section 11.03  Defense by Indemnifying Party.

     In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a third party, the indemnifying party, at its sole cost and expense, may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding, provided that the indemnifying party acknowledges its obligation to indemnify the indemnified party in respect of the claims asserted therein. If the indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such claims or legal proceedings and at the indemnifying party's sole cost and expense shall take all steps necessary in the defense or settlement thereof. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the indemnified party, unless (a) the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement, (b) concurrently with such settlement the indemnifying party pays the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying party in connection with such settlement and obtains a full release of any liability of the indemnified party which is not conditioned upon any further payment and (c) such settlement would not otherwise have a material adverse effect on the indemnified party.
The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate. The indemnifying party shall be entitled to participate in the defense of any action by the indemnified party, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by the indemnified party seeking indemnification from the indemnifying party in accordance with the provisions of this Section where the indemnifying party has not assumed the defense of a claim or litigation as required hereunder, the indemnifying party shall not be entitled to question the manner in which the indemnified party defended such claim or litigation or the amount or nature of any such settlement.

Section 11.04  Notice.

     In the event of any occurrence which may give rise to a claim by an indemnified party against an indemnifying party hereunder, the indemnified party will give notice thereof to the indemnifying party; provided, however, that
                                                    --------  -------
failure of the indemnified party to timely give the notice provided in this
Section 11.04 shall not be a defense to the liability of an indemnifying party
-------------
for such claim, but such indemnifying party may recover from the indemnified party any actual damages arising from the indemnified party's failure to give such timely notice.

Section 11.05  NEGLIGENCE OF INDEMNIFIED PARTY.

     THE INDEMNIFICATION PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE NEGLIGENCE OF THE INDEMNIFIED PARTY IS ALLEGED OR PROVEN.

                       Article XII.  Closing Conditions

Section 12.01  Closing Conditions of Lender

     The obligations of Lender to consummate the transactions contemplated by this Agreement shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Lender:

     (a) Correctness of Representations and Warranties.  All of the
         ---------------------------------------------
representations and warranties of the Aviva Parties contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date with the same effect as if made on the Closing Date, and each of the Aviva Parties shall have executed and delivered to Lender at Closing a certificate to such effect.

     (b) Performance of Covenants and Agreements.  All of the covenants and
         ---------------------------------------
agreements of the Aviva Parties contained in this Agreement and required to be performed by the Aviva Parties on or before the Closing Date shall have been performed in all material respects, and each of the Aviva Parties shall have executed and delivered to Lender at Closing a certificate to such effect.

     (c) Closing Deliveries.  Each of the Aviva Parties shall have delivered to
         ------------------
Lender at or prior to the Closing the documents, instruments or other items listed in Section 5.02, and such other documents, instruments or other items
          ------------
(including a certificate of officers of each of the Aviva Parties) as Lender may reasonably request in order to carry out the provisions of this Agreement.

     (d)  No Legal Bar.
          ------------

          (i) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

          (ii) None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

Section 12.02  Closing Conditions of Aviva Parties

     The obligations of the Aviva Parties to consummate the transactions contemplated by this Agreement shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Aviva Parties:

     (a)  Correctness of Representations and Warranties.  All of the
          ---------------------------------------------
representations and warranties of the Lender contained in this Agreement shall have been true and complete on the date hereof and shall be true and complete on the Closing Date with the same effect as if made on the Closing Date, and Lender shall have executed and delivered to the Aviva Parties at Closing a certificate to such effect.

     (b)  Performance of Covenants and Agreements.  All of the covenants and
          ---------------------------------------
agreements of Lender contained in this Agreement and required to be performed by Lender on or before the Closing Date shall have been performed in all material respects, and Lender shall have executed and delivered to the Aviva Parties at Closing a certificate to such effect.

     (c)  No Legal Bar.
          ------------

          (i) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

          (ii) None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

     (d)  Closing Deliveries.  The Aviva Parties shall have received the Closing
          ------------------
deliveries listed in Section 5.03.
                     ------------

                     Article XIII.  Intentionally Deleted

     Intentionally Deleted

                          Article XIV.  Miscellaneous

Section 14.01  Construction.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW.

Section 14.02  Notices.

     All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when sent to the party to whom addressed by registered or certified mail, return receipt requested, postage prepaid, by overnight courier, with the fees therefore prepaid or billed to the sender, or by telecopy, telegram, telex or wire (if promptly confirmed by mail or overnight courier as provided above) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to Lender:             Crosby Capital, LLC
                               c/o Bunker Hill Associates, Inc.
                               712 Main Street, Suite 1700
                               Houston, Texas 77002
                               Attn: Jay A. Chaffee
                               Facsimile No.  (713) 223-5379

     with copies to:           Gibson, Dunn & Crutcher LLP
                               2100 McKinney, Suite 1100
                               Dallas, Texas 75201
                               Attn: Michael A. Rosenthal
                               Facsimile No.  (214) 698-3400

     If to the Aviva Parties:  Aviva Petroleum Inc.
                               8235 Douglas Avenue
                               Suite 400
                               Dallas, Texas  75225
                               Attn:  Ronald Suttill
                               Facsimile No.  (214) 691-6151

Section 14.03  Assignment.

     Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any Aviva Party without the prior written consent of Lender, which may be withheld in Lender's sole discretion.

Section 14.04  No Third Party Beneficiaries.

     Except as set forth in Article 11 hereto, nothing contained herein, express
                            ----------
or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

Section 14.05  Amendments and Waivers.

     This Agreement and all Exhibits and Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

Section 14.06  Survival.

     The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement, irrespective of any investigation made by or on behalf of any party, shall be continuing and shall survive the Closing.

Section 14.07  Remedies.

     No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

Section 14.08  Binding Nature of Agreement.

     The Agreement includes each of the Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and permitted assigns.

Section 14.09  Expenses.

     The costs and expenses of the Aviva Parties shall be borne by the Aviva Parties. The costs and expenses of Lender shall be borne by Lender.

Section 14.10  Entire Agreement.

     This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 14.11  Severability.

     Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 14.12  Counterparts.

     This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.13  Section Headings.

     The headings of each Article, Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.
Section 14.14  Legal Fees and Expenses.

     If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover actual and reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. "Prevailing party" within the meaning of this Section 14.14 includes, without
                                              -------------
limitation, the party who agrees to dismiss an action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

Section 14.15  Drafting.

     Neither this Agreement nor any provision contained in this Agreement shall be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision.

Section 14.16  Definitions.

     (a) Capitalized terms not defined herein shall have the meaning ascribed to them in the Intercreditor Agreement. For the purposes of this Agreement, the following definitions shall have the meanings set forth in the following Sections hereof:

AAA                                                    Section 15.01
AAA Rules                                              Section 15.01
Amended and Restated Neo Note                        Section 3.01(a)
Arbitration Rules                                      Section 15.01
Arbitrator                                             Section 15.01
Argosy Financial Statements                             Section 6.06
Argosy Energy                                               Preamble
Argosy International                                        Preamble
Argosy Notes                                               Recital 2
Assignment and Assumption Agreements                 Section 5.02(a)
Aviva America                                               Preamble
Aviva Operating                                             Preamble
Aviva Overseas Security Interest                        Section 4.03
Aviva Parties                                               Preamble
Breton Sound Project                                 Section 3.01(b)
Chase                                                      Recital 2
Chase Loan Agreement                                       Recital 2
Closing                                                 Section 5.01
Closing Date                                            Section 5.01
Financial Statements                                    Section 6.06
Garnet                                                      Preamble
Guaranty                                                Section 4.03
indemnified party                                      Section 11.02
indemnifying party                                     Section 11.02
ING                                                        Recital 1
Intercreditor Agreement                                    Recital 4
Lender                                                      Preamble
Lender Indemnified Parties                             Section 11.01
Losses                                                 Section 11.01
Mortgage                                             Section 3.01(c)
Neo                                                         Preamble
Neo Note                                                   Recital 1
Net Profits Agreement                             Section 3.01(b)(i)
Notes                                                      Recital 2
NPI                                                  Section .301(b)
Obligations                                             Section 3.02
OPIC                                                       Recital 3
OPIC Finance Agreement                                     Recital 3
Option Purchase Price                                   Section 9.01
Parent                                                      Preamble
Partnership Interests                                   Section 2.01
Pledge Agreement                                     Section 5.02(b)
Prevailing party                                       Section 14.14
Previous Financing Arrangements                         Section 3.02
Redemption Option                                       Section 9.01
Released Parties                                       Section 10.06
Restated Partnership Agreement                       Section 5.02(c)
Savon                                                   Section 3.03
TGAA                                                   Section 15.01
Warrant Rights                                          Section 1.03

     (b) Notwithstanding the foregoing, if Aviva America files for protection under Chapter 11 of the United States Bankruptcy Code, immediately on such filing the term "Aviva Parties" shall not include Aviva America, Inc. for purposes of the following Articles or sections: 9.01; 10.02; Article XI; 14.09.

Section 14.17  Press Release

     Immediately after the Closing, Parent shall issue a press release substantially in the form attached hereto as Exhibit K. Parent shall file this Agreement without Exhibits or Schedules thereto unless otherwise required by applicable law, with its next appropriate filing pursuant to the Securities and Exchange Act of 1934, as amended.

Section 14.18  Further Assurances

     From time to time after the Closing (as hereinafter defined), the Aviva Parties shall execute and deliver to Lender such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, and other instruments or agreements as may be reasonably requested by Lender in order to carry out the purpose and intent of this Agreement.

Section 14.19  Agreement Not a Loan Document

     Notwithstanding any other provision hereof, under no circumstances shall this Agreement constitute a Loan Document.

                           Article XV.  Arbitration

Section 15.01  Agreement to Arbitrate.

     Except as expressly provided herein, all disputes between Lender and the Aviva Parties arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this Article 15) shall, to the fullest extent permitted by
                       ----------
law, be solely and finally settled by a sole arbitrator, as set forth below (the "Arbitrator"). THE ARBITRATION PROCEEDINGS SHALL BE HELD IN DALLAS COUNTY, TEXAS, AND EXCEPT AS OTHERWISE MAY BE PROVIDED IN THIS ARTICLE 14, THE
                                                       ----------
ARBITRATION PROCEEDINGS SHALL BE CONDUCTED PURSUANT TO AND IN ACCORDANCE WITH THE TEXAS GENERAL ARBITRATION ACT, TEX. CIV. PRAC. & REM. CODE (S) 171.000 ET SEQ. (VERNON 1996) ("TGAA") AND THE COMMERCIAL ARBITRATION RULES (THE "AAA
                                                                       ---
RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"), TO THE EXTENT THE
-----                                                 ---
AAA RULES ARE NOT INCONSISTENT WITH THE TGAA (THE TGAA AND THE AAA RULES ARE COLLECTIVELY REFERRED TO AS THE "ARBITRATION RULES").

Section 15.02  Notice of Arbitration.

     If Lender, on the one hand, or the Aviva Parties, on the other hand, determines to submit a dispute to arbitration pursuant to this Article 15 such
                                                               ----------
party shall furnish the AAA and the other party(s) with a dated, written statement indicating (i) such party's intent to commence arbitration proceedings pursuant to this Article 15, (ii) the name and address of such party and a
                 ----------
designated officer or agent thereof, (iii) the nature, with reasonable detail, of the dispute, (iv) the remedy such party will seek and (v) any other information required under the Arbitration Rules.

Section 15.03  Selection of Arbitrator.

     The Arbitrator, who shall be selected in accordance with the procedures of the AAA, shall be a retired or former state district court judge for the State of Texas or a retired or former judge of any Federal court appointed under
Article III of the United States Constitution who presided in a court located in the State in which the arbitration is conducted.

Section 15.04  Award Final.

     To the extent permissible under applicable law, the parties hereto agree that the award of the Arbitrators shall be final and shall not be subject to judicial review, except as permitted by Texas law. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

Section 15.05  Availability of Injunctive Relief.

     Any party hereto may request a court of competent jurisdiction, as set forth in Article 16 hereof, to grant provisional injunctive relief to such party
         ----------
solely for the purpose of maintaining
the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

         Article XVI.  Submission to Jurisdiction; Agent for Service.

     EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED HEREUNDER, OTHER THAN ANY ACTION OR PROCEEDING REQUIRED BY ARTICLE 15 TO BE SUBMITTED TO ARBITRATION, SHALL BE
                       ----------
LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE IN THE MANNER SET FORTH IN SECTION 14.2. Nothing
                                                   ------------
contained in this Article 16 shall affect the right of any party to serve legal
                  ----------
process on any other party in any other manner permitted by law. Nothing contained in this Article 16 shall affect the obligations of the parties with
                  ----------
respect to the arbitration of disputes under Article 15.
                                             ----------


                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.


                              CROSBY CAPITAL, LLC


                              By:  /s/ Jay A. Chaffee
                                   -----------------------------
                                   Jay A. Chaffee
                                   President


                              AVIVA PETROLEUM, INC.


                              By:  /s/ R. Suttill
                                   -----------------------------
                              Name:  Ron Suttill
                                   -----------------------------
                              Title:  President
                                   -----------------------------


                              AVIVA AMERICA, INC.


                              By:  /s/ R. Suttill
                                   -----------------------------
                              Name:  Ron Suttill
                                   -----------------------------
                              Title:  President
                                   -----------------------------


                              AVIVA OPERATING CO.


                              By:  /s/ R. Suttill
                                   -----------------------------
                              Name:  Ron Suttill
                                   -----------------------------
                              Title:  President
                                   -----------------------------


                              NEO ENERGY, INC.


                              By:  /s/ R. Suttill
                                   -----------------------------
                              Name:  Ron Suttill
                                   -----------------------------
                              Title:  President
                                   -----------------------------

                              GARNET RESOURCES CORP.


                              By:  /s/ R. Suttill
                                   --------------------------
                              Name:  Ron Suttill
                                     ------------------------
                              Title:  President
                                      -----------------------


                              ARGOSY ENERGY, INC.


                              By:  /s/ R. Suttill
                                   --------------------------
                              Name:  Ron Suttill
                                     ------------------------
                              Title:  President
                                      -----------------------


                              ARGOSY ENERGY INTERNATIONAL

                                    By:  Argosy Energy, Inc.
                                         General Partner


                                    By:  /s/ R. Suttill
                                         --------------------
                                    Name:  Ron Suttill
                                           ------------------
                                    Title:  President
                                            -----------------